Exhibit 10.1

THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

This Third Amendment to Employment Agreement (the “Amendment”), dated as of October 31, 2025 (the “Effective Date”), between NeOnc Technologies Holdings, Inc., a Delaware corporation (the “Company”) and Dr. Thomas Chen (the “Executive”) amends the Employment Agreement, dated as of January 4, 2024, as amended by that certain Amendment to Employment Agreement, dated as of July 12, 2024 and that certain Second Amendment to Employment Agreement, dated as of December 31, 2024 (as amended, “Agreement”), between the Company and the Executive as follows:

1. Section 2 of Schedule A of the Agreement is hereby amended to read in full as follows:

“2.	Employment

a.	Title: Chief Medical Officer and Chief Scientific Officer.”

2. Except as otherwise set forth in this Amendment, all terms and conditions as set forth in the Agreement remain in full force and effect.

[Signature Page Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Third Amendment to Employment Agreement as of the day and year first above written.

NEONC TECHNOLOGIES HOLDINGS, INC.

/s/ Amir Heshmatpour
Name:	Amir Heshmatpour
Title:	President

EXECUTIVE:

/s/ Dr. Thomas Chen
Name:	Dr. Thomas Chen
Title:	Chief Medical Officer and Chief Scientific Officer